BOST1-636889-1
                                             EXHIBIT 21.1


        LIST OF SUBSIDIARIES OF OMEGA ORTHODONTICS, INC.

Name of Subsidiary               State of Incorporation

Omega Orthodontics of Champaign, Illinois
Inc.
Omega Orthodontics of Colorado   Delaware
Springs, Inc.
Omega Orthodontics of Woodland   Delaware
Hills, Inc.
Omega Orthodontics Management of Texas
Austin, Inc.
Omega Orthodontics of Elko, Inc. Delaware
Omega Orthodontics of Goodyear,  Delaware
Inc.
Omega Orthodontics of Huntington Delaware
Beach, Inc.
Omega Orthodontics of Reno, Inc. Delaware
Omega Orthodontics of Conyers,   Delaware
Inc.
Omega Orthodontics of Watertown, Delaware
Inc.
Omega Orthodontics of Reseda,    Delaware
Inc.
Omega Orthodontics of Virginia,  Delaware
Inc.